SAFETY COMPONENTS INTERNATIONAL, INC.
                            2160 North Central Road
                           Fort Lee, New Jersey 07024



October 23, 1997


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Safety Components International, Inc. (the "Company") Registration Statement on Form S-8

Ladies and Gentlemen:

     Enclosed herewith for filing under the Securities Act of 1933, as amended, is the Company's Registration Statement on Form S-8, together with exhibits thereto (the "Registration Statement"). The Company has previously paid by wire transfer the required filing fee of $2300.62 (Federal Wire Number 000040).

     The Company will retain in its files a manually executed copy of the Registration Statement.

     If you have any comments or questions with respect to the Registration Statement, please call the undersigned at 201-592-0008.

Very truly yours,


/s/ GEORGE D. PAPADOPOULOS
--------------------------
George D. Papadopoulos


Enclosures

 As filed with the Securities and Exchange Commission on October 23, 1997.

                                                  Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      SAFETY COMPONENTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   33-0596831
                     (I.R.S. Employer Identification Number)

                             2160 North Central Road
                               Fort Lee, NJ 07024
               (Address of principal executive offices) (Zip Code)

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                       1994 STOCK OPTION PLAN, AS AMENDED
                          AND A STOCK OPTION AGREEMENT
                            (Full title of the Plan)

                                Jeffrey J. Kaplan
                      Safety Components International, Inc.
                             2160 North Central Road
                               Fort Lee, NJ 07024
                                 (201) 592-0008
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                            Richard A. Goldberg, Esq.
                    Shereff, Friedman, Hoffman & Goodman, LLP
                                919 Third Avenue
                            New York, New York, 10022
                                 (212) 758-9500

                         CALCULATION OF REGISTRATION FEE


                                                      Proposed             Proposed
            Title of                                   Maximum              Maximum
           Securities             Amount to be      Offering Price         Aggregate              Amount of
        to be Registered          Registered(1)     Per Share(2)        Offering Price(2)     Registration Fee(3)
        ----------------         --------------     --------------      -----------------     -------------------
         Common Stock,           650,000 shares     $14.88              $7,591,975.00         $2,300.62
           par value
        $0.01 per share


     (1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), with options for 5,000 shares having been granted at an exercise price of $12.38 per share, options for 60,000 shares having been granted at an exercise price of $12.13 per share, options for 125,000 shares having been granted at an exercise price of $11.50 per share, options for 20,000 shares having been granted at an exercise price of $10.75 per share, options for 50,000 shares having beengranted at an exercise price of $10.00 per share, options for 232,500 shares having been granted at an exercise price of $10.25 per share, options for 15,000 shares having been granted at an exercise price of $9.75 per share and options for the remaining 142,500 shares on the basis of the average of the high and low sales prices of the Registrant's Common Stock as quoted on The Nasdaq National Market on October 20, 1997.

     (3) The Registration Fee has been calculated pursuant to Rule 457 as follows: 5,000 multiplied by one thirty-third of one percent of $12.38 (the exercise price of such options), 60,000 multiplied by one thirty-third of one percent of $12.13 (the exercise price of such options), 125,000 multiplied by one thirty-third of one percent of $11.50 (the exercise price of such options), 20,000 multiplied by one thirty-third of one percent of $10.75 (the exercise price of such options), 50,000 multiplied by one thirty-third of one percent of $10.00 (the exercise price of such options), 232,500 multiplied by one thirty-third of one percent of $10.25 (the exercise price of such options), 15,000 multiplied by one thirty-third of one percent of $9.75 (the exercise price of such options) and 142,500 multiplied by one thirty-third of one percent of $14.88, the average of the high and low sales prices of the Registrant's Common Stock as quoted on The Nasdaq National Market on October 20, 1997.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Explanatory Note

     This  Registration  Statement  on Form S-8,  filed in  connection  with the issuance of additional shares of Common Stock of Safety Components International, Inc., a Delaware corporation (the "Registrant"), under the Safety Components International, Inc. 1994 Stock Option Plan, as amended, constitutes a new registration statement. The contents of the Registration Statement on Form S-8, File No. 333-04709 (filed on May 29, 1996) are incorporated herein by reference.

Item 8.  Exhibits

     The following exhibits are filed as part of this registration statement:

     4.1 Safety Components International, Inc. 1994 Stock Option Plan, as amended.

     4.2 Stock Option Agreement, dated as of July 1, 1997, by and between Market Pathways Financial Relations Incorporated and Safety Components International, Inc.

     5.1          Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

     23.1         Consents of Price Waterhouse LLP.

     23.2         Consent of BDO Deutsche Warentreuhand.

     23.3         Consents of Price Waterhouse GmbH.

     23.4         Consent of Arthur Andersen LLP.

     23.5         Consent of Coopers & Lybrand L.L.P.

     23.6 Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in Exhibit 5.1).

     24.1 Power of Attorney (included in signature page to this registration statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey, on this 23rd day of October, 1997.

                                      SAFETY COMPONENTS INTERNATIONAL, INC.


                                      By:   /s/ Jeffrey J. Kaplan
                                            ---------------------
                                            Jeffrey J. Kaplan
                                            Executive Vice President
                                            and Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Robert A. Zummo and Jeffrey J. Kaplan, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents (with full power of each of them to act alone) full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Signature                             Title                                              Date


/s/ Robert A. Zummo
-------------------                   Chairman of the Board, President                   October 23, 1997
Robert A. Zummo                       and Chief Executive Officer
                                      (Principal Executive Officer)


/s/ Jeffrey J. Kaplan
---------------------                 Director, Executive Vice President                 October 23, 1997
Jeffrey J. Kaplan                     and Chief Financial Officer.
                                      (Principal Financial Officer)


/s/ George D. Papadopoulos
--------------------------            Corporate Controller and Secretary                 October 23, 1997
George D. Papadopoulos                (Chief Accounting Officer)



/s/ Joseph J. DioGuardi
-----------------------
Joseph J. DioGuardi                   Director                                           October 23, 1997


/s/ Francis X. Suozzi
---------------------
Francis X. Suozzi                     Director                                           October 23, 1997


-------------------
Robert J. Torok                       Director                                           October 23, 1997


                      SAFETY COMPONENTS INTERNATIONAL, INC.

                                    FORM S-8
                             REGISTRATION STATEMENT

                                  EXHIBIT INDEX


Exhibit

4.1 Safety Components International, Inc. 1994 Stock Option Plan, as amended.

4.2 Stock Option Agreement, dated as of July 1, 1997, by and between Market Pathways Financial Relations Incorporated and Safety Components International, Inc.

5.1       Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

23.1      Consents of Price Waterhouse LLP.

23.2      Consent of BDO Deutsche Warentreuhand.

23.3      Consents of Price Waterhouse GmbH.

23.4      Consent of Arthur Andersen LLP.

23.5      Consent of Coopers & Lybrand L.L.P.

23.6      Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in
          Exhibit 5.1).

24.1 Power of Attorney (included in signature page to this registration statement).